UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PennyMac Mortgage Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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27001 Agoura Road, Third Floor
Calabasas, California 91301

April 15, 2011

Dear Shareholder:

I would like to cordially invite you to attend the 2011 Annual Meeting of Shareholders (the “Meeting”) of PennyMac Mortgage Investment Trust to be held on Tuesday, May 17, 2011, at 9:00 a.m. Pacific time. The Meeting will be held at our principal executive offices, located at 27001 Agoura Road, Third Floor, Calabasas, California 91301.

The Notice of 2011 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any adjournment thereof by our Board of Trustees.

Only our common shareholders of record at the close of business on April 11, 2011, the record date, are entitled to vote at the Meeting. A complete list of our common shareholders of record entitled to vote at the Meeting will be available for inspection for proper purposes by our shareholders at our executive offices during ordinary business hours for the 10 business days prior to the Meeting.

Your vote is very important. Please carefully read the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

ANNUAL MEETING ADMISSION: If you attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common shares as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Trustees, I thank you for your participation. We look forward to seeing you on May 17.

Sincerely,

STANFORD L. KURLAND
Chairman of the Board

27001 Agoura Road, Third Floor
Calabasas, California 91301

Notice of 2011 Annual Meeting of Shareholders

Time and Date:
9:00 a.m. Pacific time on Tuesday, May 17, 2011
Place:
PennyMac Mortgage Investment Trust 27001 Agoura Road, Third Floor Calabasas, California 91301
Items of Business:
• To elect the three (3) Class II Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2014 annual meeting of shareholders;
• To ratify the appointment of our independent registered public accounting firm for 2011;
• To approve, by non-binding vote, our executive compensation program;
• To recommend, by non-binding vote, the frequency of the vote on our executive compensation program; and
• To transact such other business as may properly come before the annual meeting and any adjournment thereof.
Record Date and Meeting Admission:
You are entitled to attend the annual meeting only if you owned our common shares at the close of business on April 11, 2011, the record date. If you owned shares on this date other than as a shareholder of record and would like to attend the annual meeting and vote in person, you must obtain a proxy from your broker or nominee and bring that proxy to the annual meeting.
Proxy Voting:
Whether or not you plan on attending the annual meeting, we encourage you to vote as soon as possible. Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.
Recommendations:
Our Board of Trustees recommends that you vote “FOR” the election of each of the nominees as Trustee, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year, “FOR” the approval, by non-binding vote, of our executive compensation program, and “FOR” the recommendation, by non-binding vote, of holding the vote on our executive compensation program every three years.
Mailing Date:
This Notice of 2011 Annual Meeting of Shareholders and the accompanying Proxy Statement, 2010 Annual Report to Security Holders, and the proxy card or voting instruction form are being mailed to you commencing on or about April 15, 2011.

By Order of the Board of Trustees,

JEFFREY P. GROGIN
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2011:

The Notice of 2011 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website, www.pennymacmortgageinvestmenttrust.com.

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PENNYMAC MORTGAGE INVESTMENT TRUST
27001 AGOURA ROAD, THIRD FLOOR
CALABASAS, CALIFORNIA 91301

2011 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

PennyMac Mortgage Investment Trust (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2011 Annual Meeting of Shareholders (the “Meeting”). We will hold the Meeting at our principal executive offices, located at 27001 Agoura Road, Third Floor, Calabasas, California 91301, on Tuesday, May 17, 2011 at 9:00 a.m. Pacific time, and any postponements or adjournments thereof. We are sending this Proxy Statement and the enclosed proxy to our shareholders commencing on or about April 15, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following proposals at the Meeting:

•	The election of three (3) Trustees, Joel S. Marcus, Stacey D. Stewart and Mark Wiedman, each for a term expiring at the 2014 annual meeting of shareholders;
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;
•	The approval, by non-binding vote, of our executive compensation program; and
•	The recommendation, by non-binding vote, of the frequency of the vote on our executive compensation program.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees (the “Board”) recommends you vote “FOR” the election of each of the nominees as Trustees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year, “FOR” the approval, by non-binding vote, of our executive compensation program, and “FOR” the recommendation, by non-binding vote, of holding the vote on our executive compensation program every three years.

Who can attend the Meeting?

If you were the record owner of our common shares as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. Our Board has set April 11, 2011 as the record date for the Meeting. If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

If you hold your common shares through a broker and you would like to attend, please either (1) write us at Investor Relations, PennyMac Mortgage Investment Trust, 27001 Agoura Road, Third Floor, Calabasas, California 91301, (2) email us at investorrelations@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

Who is entitled to vote at the Meeting?

If you were the record owner of our common shares as of the close of business on the record date, you are entitled to vote at the Meeting. Each shareholder of record on the record date is entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 27,763,243 common shares were issued and outstanding. If you were the record owner of our common shares at the close of business on the record date, you may vote at the Meeting. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Meeting?

The presence of a majority of the shares entitled to vote constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 27,763,243 eligible votes as of the record date, we will need at least 13,881,622 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Trustees will be elected by a plurality of the votes cast by the holders of the common shares voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm and approval, by non-binding vote, of our executive compensation program will require the affirmative vote of a majority of the votes cast by the holders of the common shares voting in person or by proxy at the Meeting. The frequency of the non-binding vote on our executive compensation program (i.e. every one, two or three years) that receives the highest number of votes cast will be treated as the option recommended by shareholders.

How will voting on any other business be conducted?

Other than the four proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you are a shareholder of record, you may vote by using one of the following methods:

•	by mail, or
•	in person at the Meeting,

as instructed on the enclosed proxy card.

If you vote now, it will assure that your vote is counted. Whether you vote by mail or in person at the Meeting, the proxies identified on the back of the enclosed proxy card will vote the shares as to which you are the shareholder of record in accordance with your instructions. If the proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

If you do not provide your broker with instructions on how to vote your street name shares, your broker will be able to vote them only on the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not be able to vote them on the proposals relating to the election of Trustees, our executive compensation program, or the frequency of the vote on our executive compensation program. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. See your voting instruction form for instructions.

How do I vote my shares in person at the Meeting?

If you are a shareholder of record, to vote your shares at the Meeting you should bring the enclosed proxy card and proof of identification. If you own your shares in “street name,” to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Even if you plan to attend the Meeting, we encourage you to vote by proxy card in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares as follows:

•	FOR the election of three (3) Class II Trustees, Joel S. Marcus, Stacey D. Stewart and Mark Wiedman, each for a term expiring at the 2014 annual meeting of shareholders;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year;
•	FOR the approval, by non-binding vote, of our executive compensation program; and
•	FOR the recommendation, by non-binding vote, of holding the vote on our executive compensation program every three years.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of the Secretary of the Company at 27001 Agoura Road, Third Floor, Calabasas, California 91301, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year and the proposal to approve, by non-binding vote, our executive compensation program. You may vote “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” on the proposal to recommend, by non-binding vote, the frequency of the vote on our executive compensation program and you may also “ABSTAIN.” An abstention is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of Trustees, our executive compensation program and the frequency of the vote on our executive compensation program, without specific instructions from those customers. Shares that constitute “broker non-votes” will be counted as present at the Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and BNY Mellon Shareholder Services (“BNY”) will count the votes of shareholders of record. Representatives of BNY will also serve as the independent Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies by mailing this Proxy Statement and proxy card to our shareholders. In addition to solicitation by mail, some of our Trustees and officers and some employees of PNMAC Capital Management, LLC, which we refer to as our Manager or PCM, may make additional solicitations by telephone or in person. In addition, we may retain BNY to assist in the solicitation of proxies.

What does it cost the Company to solicit proxy materials?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of 2011 Annual Meeting of Shareholders, this Proxy Statement and the proxy card or voting instruction form. To the extent any of our Trustees or officers, or any employees of our Manager, solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates. In addition, we may retain BNY to assist in the solicitation of proxies, in which case we will pay BNY a total solicitation fee of $7,500 per six-month period, plus reimbursement of expenses.

Can I access the Company’s proxy materials and Annual Report to Security Holders electronically?

This Proxy Statement and our 2010 Annual Report to Security Holders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“Fiscal 2010”), are available in the Investor Relations section of our website, www.pennymacmortgageinvestmenttrust.com.

Will our External Manager be present at the Meeting?

Officers of our Manager will be present at the Meeting.

When are shareholder proposals due for the 2012 Annual Meeting of Shareholders?

If you are submitting a proposal for possible inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive the proposal no later than December 17, 2011. If you are submitting a proposal for possible inclusion in next year’s Proxy Statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than November 17, 2011 and no later than December 17, 2011.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the enclosed proxy card, you should contact:

PennyMac Mortgage Investment Trust
Attention: Investor Relations
27001 Agoura Road, Third Floor
Calabasas, CA 91301
Phone: (818) 224-7028
Facsimile: (818) 936-0145
Email: investorrelations@pnmac.com

OUR TRUSTEES

Trustees

We have three classes of Trustees. Our Class II Trustees to be elected at this year’s Meeting will serve until our annual meeting of shareholders in 2014 and their successors have been duly elected and qualify. Our Class I Trustees will serve until our annual meeting of shareholders in 2013 and their successors have been duly elected and qualify, and our Class III Trustees will serve until our annual meeting of shareholders in 2012 and their successors have been duly elected and qualify. The names of the Trustees, their ages as of April 1, 2011, and certain other information about them, including their qualifications to serve as a Trustee, are set forth below:

Class II Trustees

Joel S. Marcus.   Mr. Marcus, age 63, has served on our Board since August 2009 and is a current Class II Trustee and nominee for election at this year’s Meeting. Mr. Marcus is currently the chairman, chief executive officer and president of Alexandria Real Estate Equities, Inc., a real estate investment trust, or REIT, where he has served in various capacities since 1997. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Marcus holds a BA and a JD from the University of California at Los Angeles. We believe Mr. Marcus is qualified to serve on our Board because he is a seasoned business and legal executive with significant experience relating to the real estate industry and, more specifically, REITs.

Stacey D. Stewart.  Ms. Stewart, age 47, has served on our Board since August 2009 and is a current Class II Trustee and nominee for election at this year’s Meeting. Since June 2009, Ms. Stewart has served as executive vice president for Community Impact Leadership and Learning for United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market, and she served as president and chief executive officer of the Fannie Mae Foundation from September 1999 to February 2007. Ms. Stewart has served on the policy advisory board of the Joint Center for Housing Studies at Harvard University and as a director of the District of Columbia Chamber of Commerce, the Greater Washington Board of Trade, Mercy Housing, N Street Village, the Washington Ballet, and the Herndon Foundation. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because she is a proven leader and director of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Mark Wiedman.  Mr. Wiedman, age 40, has served on our Board since August 2009 and is a current Class II Trustee and nominee for election at this year’s Meeting. Mr. Wiedman is a managing director and head of corporate strategy at BlackRock, Inc., a provider of global investment and risk management services, and a member of its global operating committee. He previously served as a managing director at BlackRock Solutions within its financial markets advisory group. Prior to joining BlackRock in 2004, Mr. Wiedman served as an executive director of Morgan Stanley Investment Management. He also served as senior advisor and chief of staff for the Under Secretary for Domestic Finance at the U.S. Treasury. He has taught as an adjunct associate professor of law at Fordham University in New York and Renmin University in Beijing. Mr. Wiedman holds an AB from Harvard College and a JD from Yale Law School. We believe Mr. Wiedman is qualified to serve on our Board because he is an executive leader with strong financial and risk management backgrounds and extensive experience advising public and private financial institutions and corporations worldwide.

Class III Trustees

Randall D. Hadley.  Mr. Hadley, age 67, has served on our Board since August 2009 and is a Class III Trustee and our Independent Lead Trustee. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, where he served as an audit partner for 25 years, including nine years as regional director of professional standards, before retiring in July 2003. Mr. Hadley advised both public and private entities while at Grant Thornton LLP and continues to provide various consulting services to the accounting firm since his retirement. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 33 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

Clay A. Halvorsen.  Mr. Halvorsen, age 51, has served on our Board since August 2009 and is a Class III Trustee. Since February 2010, Mr. Halvorsen has been senior vice president and deputy general counsel at The Irvine Company, a diversified real estate firm, and the general counsel at Irvine Community Development Company, a residential real estate developer. From 1998 until February 2009, Mr. Halvorsen served as executive vice president, general counsel and secretary of Standard Pacific Corp., a homebuilding company. Mr. Halvorsen holds a BA from California State University, Northridge and a JD from the University of Southern California. We believe Mr. Halvorsen is qualified to serve on our Board because he is a longtime legal executive in homebuilding and mortgage businesses with considerable experience advising publicly-traded institutions.

Stanford L. Kurland.  Mr. Kurland, age 58, has served on our Board since August 2009 and is a Class III Trustee as well as our Chairman and Chief Executive Officer. He is also the Chairman and Chief Executive Officer of Private National Mortgage Acceptance Company, LLC, or PennyMac, the parent company of both PCM and PennyMac Loan Services, LLC, which we refer to as our Servicer or PLS. Before founding PennyMac in January 2008, Mr. Kurland served from January 1979 to September 2006 at Countrywide Financial Corporation (“Countrywide”), a diversified financial services company, where he served as a director and held several executive positions, including president, chief financial officer and chief operating officer. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because he is our Chief Executive Officer and an accomplished executive in financial services with more than 30 years of experience in the mortgage banking arena.

David A. Spector.  Mr. Spector, age 48, has served on our Board since August 2009 and is a Class III Trustee as well as our President and Chief Operating Officer. He is also the Chief Investment Officer of PennyMac, the Chief Investment Officer and Treasurer of PCM and the Treasurer of PLS. Before joining PennyMac in March 2008, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Prior to joining Morgan Stanley in September 2006, Mr. Spector served as senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector was a member of Countrywide’s asset liability committee and credit committee, as well as advisory committees for both Freddie Mac and Fannie Mae. Mr. Spector holds a BA from the University of California at Los Angeles. We believe Mr. Spector is qualified to serve on our Board because he is our President and an experienced executive with broad mortgage banking expertise in portfolio investments and management, interest rate and credit risk management, and capital markets activity in pricing, trading and hedging.

Class I Trustees

Matthew Botein.  Mr. Botein, age 38, has served on our Board since August 2009 and is a Class I Trustee. Since November 2009, Mr. Botein has been employed at BlackRock, Inc., an asset management firm, where he currently holds the position of managing director and head of BlackRock Alternative Investors. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, an investment management firm, from March 2003 through June 2009. Mr. Botein is the vice chairman of PennyMac. He also currently serves on the boards of First American Corporation, Aspen Insurance Holdings Limited and Northeast Bancorp. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board as a result of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets, and financial processing sectors.

Scott W. Carnahan.  Mr. Carnahan, age 57, has served on our Board since August 2009 and is a Class I Trustee. Since April 2007, Mr. Carnahan has provided financial and accounting consulting services to various financial institutions. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan also served as president of ditech.com from July 1998 to June 1999. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Frank P. Willey.  Mr. Willey, age 57, has served on our Board since August 2009 and is a Class I Trustee. Since February 2009, Mr. Willey has served as of counsel at the law firm of Hennelly & Grossfeld LLP. Prior to joining Hennelly & Grossfeld LLP, from 1984 to January 2009, Mr. Willey served in various executive capacities, including president and general counsel, at Fidelity National Financial, Inc., a provider of title insurance, specialty insurance, claims management services and information services, where he has also served as a director since 1984. Mr. Willey is also a director of the Commercial Bank of California and Winter Sports, Inc., and he is the vice chairman of CKE Restaurants, Inc., where he has served as director since 1994. Mr. Willey holds a BS from LeMoyne College and a JD from Albany Law School. We believe Mr. Willey is qualified to serve on our Board because he is an experienced executive and director with strong business and legal backgrounds in the financial services industry.

CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Independence of Our Trustees

The NYSE rules require that at least a majority of our Trustees be independent of our company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such Trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission (“SEC”). Our Board has reviewed both direct and indirect transactions and relationships that each of our Trustees had or maintained with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non-employee Trustees do not have any material relationships with us other than as Trustees and holders of our common shares, affirmatively determined that six of our Trustees are independent Trustees under NYSE rules. Our independent Trustees are Messrs. Carnahan, Hadley, Halvorsen, Marcus and Willey and Ms. Stewart.

Board Leadership Structure and Independent Lead Trustee

The positions of Chairman of the Board and Chief Executive Officer are currently held by Stanford L. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Trustees and management have different perspectives and roles in strategy development. Our independent Trustees bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Board. As the Trustee most familiar with our business and industry, he is most capable of identifying new initiatives, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure proper oversight of these issues by our Board. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Trustee with a strong voice. The Independent Lead Trustee works with our Chairman of the Board and other Board members to provide strong, independent oversight of our management and affairs. Among other things, the Independent Lead Trustee reviews and provides input on Board meeting agendas as well as the quality, quantity and timeliness of information sent to our Board, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Trustees, and chairs an executive session of the independent Trustees at each regularly scheduled Board meeting. Our Board has appointed Randall D. Hadley as Independent Lead Trustee.

Together, our Chairman of the Board and the Independent Lead Trustee provide leadership to our Board and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

Risk Oversight

Our Board and its committees oversee our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk and other risks specific to the mortgage and REIT industries, the committees of our Board also share responsibility for overseeing risk management. For example, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Nominating and Corporate Governance Committee focuses on risks associated with the independence of our Trustees and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Trustees, as well as to the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have also adopted written charters that govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available on our website (www.pennymacmortgageinvestmenttrust.com). We will provide copies of these documents free of charge to any shareholder who sends a written request to Investor Relations, PennyMac Mortgage Investment Trust, 27001 Agoura Road, Third Floor, Calabasas, California 91301.

Audit Committee

Our Board has established an Audit Committee, which is comprised of three independent Trustees, Messrs. Carnahan, Hadley and Willey. Mr. Hadley chairs the Audit Committee, and he and Mr. Carnahan each serve as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE. The Audit Committee assists our Board in overseeing:

º	our accounting and financial reporting processes;

º	the integrity and audits of our financial statements;
º	our compliance with legal and regulatory requirements;
º	the qualifications and independence of our independent registered public accounting firm; and
º	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that all of the Trustees serving on the Audit Committee are independent members of the Audit Committee under the current NYSE independence requirements and SEC rules. The activities of the Audit Committee are described in greater detail below under the caption “Report of the Audit Committee.”

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Marcus and Ms. Stewart. Mr. Marcus chairs the Compensation Committee, the principal functions of which are to:

º	evaluate the performance of our officers;
º	evaluate the performance of our Manager;
º	review the compensation and fees payable to our Manager under our management agreement (the “management agreement”);
º	recommend to the Board the compensation for our independent Trustees; and
º	administer the issuance of any securities under our equity incentive plan.

Our Board has determined that all of the Trustees serving on the Compensation Committee are independent members of the Compensation Committee under the current NYSE independence requirements and SEC rules. For additional information on the Compensation Committee, please see the section below entitled “Compensation Committee Report.”

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Marcus and Ms. Stewart. Ms. Stewart chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Trustees and then recommending nominees for election as Trustees at the annual meeting of shareholders. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for Trustee nominees. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of the performance of the individual committees and our Board as a whole and reports thereon to our Board.

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current make up of our Board. Final approval of trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage industry and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and the Company at that time, given the then current mix of Trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing Trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for Trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee will also consider properly submitted nominations for nominees recommended by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices, located at 27001 Agoura Road, Third Floor, Calabasas, California 91301. If any materials are provided by a shareholder in connection with the nomination of a Trustee candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled or special meeting.

Our Board has determined that all of the Trustees serving on the Nominating and Corporate Governance Committee are independent members of the Nominating and Corporate Governance Committee under the current NYSE independence requirements.

Communications with our Board of Trustees

Interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Trustees by mailing those communications to:

Specified Addressee
c/o PennyMac Mortgage Investment Trust
27001 Agoura Road, Third Floor
Calabasas, CA 91301
Email: investorrelations@pnmac.com
Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

Attendance by Members of our Board at the 2010 Annual Meeting of Shareholders

We require each member of the Board to attend our annual meeting of shareholders except for absences due to causes beyond the reasonable control of the Trustee. All members of our Board attended the 2010 Annual Meeting of Shareholders with the exception of Messrs. Marcus and Wiedman, who were unable to attend.

Board and Committee Meetings

During Fiscal 2010, our Board held five meetings. During such period, the Audit Committee held six meetings and the Compensation Committee and the Nominating and Corporate Governance Committee each held four meetings. Each Trustee attended at least 75% of the aggregate number of meetings held by our Board and each committee on which such Trustee served.

Meetings of Non-Management Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year for our non-management Trustees. These meetings, which are designed to promote unfettered discussions among our non-management Trustees, are presided over by the Independent Lead Trustee, Randall D. Hadley. During Fiscal 2010, our non-management Trustees held four meetings.

OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	58	Chairman of the Board and Chief Executive Officer
David A. Spector	48	Trustee, President and Chief Operating Officer
Andrew S. Chang	33	Chief Business Development Officer
Vandad Fartaj	36	Chief Investment Officer
Jeffrey P. Grogin	50	Chief Legal Officer and Secretary
Anne D. McCallion	56	Chief Financial Officer and Treasurer
David M. Walker	55	Chief Credit Officer

Biographical information for Messrs. Kurland and Spector is provided above. Certain biographical information for the other executive officers is set forth below.

Andrew S. Chang.  Mr. Chang has been our Chief Business Development Officer since our formation in May 2009 and holds the same titles at PCM and PennyMac, where he has served since May 2008. He also holds the title of Vice President, Business Development at PLS. Mr. Chang is responsible for sourcing investment opportunities and overseeing our corporate development activities. Prior to joining PennyMac, Mr. Chang was a director at BlackRock, Inc. and a leader in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Prior to joining BlackRock, Inc. in May 2005, Mr. Chang was a management consultant and engagement manager at McKinsey & Company in New York, from September 1999 to May 2005, advising large global financial institutions in the areas of strategy, operational performance and organization, and a leader of the firm’s mortgage initiatives in the United States. Mr. Chang is an experienced investment banker with a strong background in mortgage banking.

Vandad Fartaj.  Mr. Fartaj has been our Chief Investment Officer since March 2010. He also holds the title of Vice President, Capital Markets at PLS and Chief Capital Markets Officer at PCM and PennyMac, where he has served since April 2008. Mr. Fartaj is responsible for all capital markets activities, including asset valuation, trading, hedging and research. Prior to joining PennyMac, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience in mortgage banking, including whole loan trading and managing interest rate risk and credit risk.

Jeffrey P. Grogin.  Mr. Grogin has been our Chief Legal Officer and Secretary since our formation in May 2009 and holds the same title at PCM and PennyMac, where he has served since its formation in January 2008. He also holds the title of Secretary and Executive Vice President, Legal at PLS. Mr. Grogin is responsible for overseeing our legal management and affairs. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. He was also the founding and managing partner of Samaha Grogin, LLP, where he represented local, national and international clients in specialized litigation and complex transactional matters from 1991 to 2003. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

Anne D. McCallion.  Ms. McCallion has been our Chief Financial Officer and Treasurer since our formation in May 2009. Ms. McCallion is also the Chief Financial Officer at PCM and PennyMac and holds the title of Vice President, Finance at PLS. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, compliance, tax management, administration and human resources. Prior to joining PennyMac, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

David M. Walker.  Mr. Walker has been our Chief Credit Officer since our formation in May 2009 and holds the same titles at PCM and PennyMac. Mr. Walker also holds the title of Vice President, Credit at PLS. Mr. Walker is responsible for credit and portfolio management activities, including due diligence on acquired mortgages, transaction management, and new loan underwriting and modification standards. Prior to joining PennyMac upon its formation in January 2008, Mr. Walker was chief credit officer at New World Financial from April 2007 to January 2008. From 1992 to 2007, Mr. Walker was employed in a variety of executive positions at Countrywide and its subsidiaries, including a role as chief lending officer for Countrywide Bank, N.A., where he was responsible for the bank’s lending, credit and portfolio management activities. Mr. Walker is an experienced mortgage banking executive with specific expertise in the areas of lending and credit.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to the Company to be the beneficial owner of more than five percent of our common shares as of April 1, 2011, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G and information provided to us in connection with purchases of our common shares in an underwritten public offering on February 16, 2011 (the “February Offering”).

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)
Blue Ridge Capital Holdings LLC(2) 660 Madison Avenue, 20th Floor New York, NY 10065	2,384,000	8.59%
Highbridge International LLC.(3) The Cayman Corporate Centre, 4th Floor 27 Hospital Road Grand Cayman E9 00000 Baltimore, MD 21202	2,001,250	7.21%
Legg Mason Capital Management, Inc.(4) 100 Light Street Baltimore, MD 21202	1,439,465	5.18%

(1)	The “Percent of Class” reported in this column has been calculated based upon 27,763,243 common shares outstanding as of the record date, April 11, 2011, and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.
(2)	As reported in a Schedule 13G filed with the SEC on August 7, 2009 by Blue Ridge Capital Holdings LLC (“BRCH”), Blue Ridge Capital Offshore Holdings LLC (“BRCOH”), Blue Ridge Limited Partnership (“BRLP”), Blue Ridge Offshore Master Limited Partnership (“BROMLP”), and John A. Griffin. The filers are collectively referred to as the “Blue Ridge reporting persons.” In the Schedule 13G, the Blue Ridge reporting persons do not affirm the existence of a group and disclose that Mr. Griffin is the sole managing member of BRCH, the general partner of BRLP, and BRCOH, the general partner of BROMLP. The Blue Ridge reporting persons disclose that, taken as a whole, they have shared voting and dispositive power as to 1,584,000 shares. The respective Blue Ridge reporting persons disclose voting and dispositive power as follows: BRCH and BRLP, shared voting and dispositive power as to 974,000 shares; BRCOH and BROMLP, shared voting and dispositive power as to 610,000 shares; and Mr. Griffin, shared voting and dispositive power as to 1,584,000 shares. As disclosed in the table above, the number of shares owned also includes 800,000 shares purchased in the February Offering.
(3)	As reported in an Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2011 by Highbridge International LLC (“HI”), Highbridge Long/Short Equity Fund, L.P. (“HLS LP”), Highbridge Long/Short Fund, Ltd. (“HLS Ltd”), Highbridge Long/Short Institutional Fund, Ltd. (“HLSI”), Highbridge Managed Portfolio Master, Ltd. (“HMP”), Highbridge Long-Term Equity Master Fund, L.P. (“HLT”), Highbridge Capital Management, LLC (“HCM”), and Glenn Dubin. The filers are collectively referred to as the “Highbridge reporting persons.” In the Schedule 13G Amendment, the Highbridge reporting persons affirm the existence of a group and disclose that Mr. Dubin is the Chief Executive Officer of HCM, which is the trading manager of HI, HLS LP, HLS Ltd, HLSI and HLT, and an advisor to HMP. The Highbridge reporting persons further disclose that, taken as a whole, they have shared voting and dispositive power as to 2,001,250 shares. The respective Highbridge reporting persons disclose voting and dispositive power as follows: HI, shared voting and dispositive power as to 1,111,515 shares; HLS LP, shared voting and dispositive power as to 270,495 shares; HLS Ltd, shared voting and dispositive power as to 448,712 shares; HLSI, shared voting and dispositive power as to 113,525 shares; HMP, shared voting and dispositive power as to 36,308 shares; HLT, shared voting and dispositive power as to 20,695 shares; and each of HCM and Mr. Dubin, shared voting and dispositive power as to 2,001,250 shares. In addition, HCM and Mr. Dubin disclaim beneficial ownership of shares held by HI, HLS LP, HLS Ltd, HLSI, HLT and HMP.
(4)	As reported in an Amendment No. 2 to Schedule 13G filed with the SEC on February 15, 2011 by Legg Mason Capital Management, Inc. (“LMC”), an investment advisor. In the Schedule 13G Amendment, LMC affirms the existence of a group and discloses that it is an investment advisor managing various accounts that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. LMC discloses that no such account holds an interest in more than 5% of the class. LMC further discloses that it has shared voting and dispositive power as to 968,140 shares. As disclosed in the table above, the number of shares owned also includes 471,325 shares purchased in the February Offering.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of April 1, 2011 relating to the beneficial ownership of our common shares by (i) each of our named executive officers and Trustees, and (ii) all of our executive officers and Trustees as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Further, unless otherwise indicated, the address of the person is the address of our principal executive offices, 27001 Agoura Road, Third Floor, Calabasas, California 91301.

	Shares Owned(1)
Name(2)	Number		Percentage
Stanford L. Kurland	222,290	(3)	*
Anne D. McCallion	5,000		*
Vandad Fartaj	5,000		*
Matthew Botein	10,000		*
Mark Wiedman	—		*
Scott W. Carnahan	17,250		*
Randall D. Hadley	6,000		*
Clay A. Halvorsen	2,250		*
Joel S. Marcus	2,250		*
Stacey D. Stewart	2,250		*
Frank P. Willey	17,250		*
All Trustees, Trustee nominees and executive officers as a group (16 persons)	325,601		1.17%

*	Represents less than 1.0% of the number of common shares outstanding as of the record date.
(1)	Based on 27,763,243 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	We granted certain of our executive officers and Trustees restricted share units under our equity incentive plan on August 4, 2009 upon the completion of our initial public offering, in the following amounts: Mr. Kurland, 80,000 restricted share units, Ms. McCallion, 20,000 restricted share units and Mr. Fartaj, 2,400 restricted share units; Mr. Botein, 40,000 restricted share units; each of Messrs. Carnahan, Hadley, Halvorsen, Marcus and Willey and Ms. Stewart, 2,250 restricted share units; and all of our executive officers and Trustees as a group, 275,900 restricted share units. We also granted Mr. Fartaj an additional 17,600 restricted share units at the time of his promotion to the position of Chief Investment Officer. The restricted share units granted to Messrs. Carnahan, Hadley, Halvorsen, Marcus and Willey and Ms. Stewart vested in full on the one-year anniversary of the grant date. All other restricted share units vest ratably over a four-year period beginning on the one-year anniversary of the grant date. Once vested, the restricted share units are settled in our common shares.
(3)	Includes 6,000 common shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims any beneficial interest.

COMPENSATION OF TRUSTEES

We pay an annual Trustee’s fee of $50,000 to our Trustees who are independent under the NYSE listing standards. We pay an annual fee of $10,000 to the chair of the Audit Committee and an annual fee of $5,000 to the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee. We pay an annual fee of $10,000 to our Independent Lead Trustee. Each independent Trustee also receives a fee of $2,000 for attendance at each in-person meeting and $1,000 for participation in each telephonic meeting of either our Board or a committee of our Board (unless a committee meeting is on the same day as a Board meeting), up to a maximum of $15,000 per year. The fees to our independent Trustees will be paid in cash or common shares at the election of each independent Trustee. Common shares issued in payment of Trustees’ fees will be valued based on the fair market value on the date of issuance and will vest immediately upon issuance. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees.

In addition, we granted Matthew Botein 40,000 restricted share units and each independent Trustee 2,250 restricted share units at the time of their appointments to our Board upon the completion of our initial public offering. Mr. Botein’s restricted share units vest ratably over a four-year period beginning on the one-year anniversary of the grant date, while the independent Trustee’s restricted share units vested in full on the one-year anniversary of the date of grant. Our equity incentive plan also provides that any independent Trustee newly elected or appointed to our Board will receive a one-time grant of 2,250 restricted share units on the date of election or appointment, which shares will vest in full on the one-year anniversary of the date of grant. Once vested, the restricted share units are settled in common shares. Our independent Trustees will also be eligible to receive awards under our equity incentive plan.

Trustee Summary Compensation Table

The table below summarizes the compensation paid by the Company to Trustees for Fiscal 2010.

Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)	Total ($)
Matthew Botein	—	—	—
Scott W. Carnahan	65,000	—	65,000
Randall D. Hadley	83,260	—	83,260
Clay A. Halvorsen	63,000	—	63,000
Joel S. Marcus	63,000	—	63,000
Stacey D. Stewart	66,000	—	66,000
Mark Wiedman	—	—	—
Frank P. Willey	64,000	—	64,000

*	The columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value,” “Nonqualified Deferred Compensation Earnings” and “All Other Compensation” have been omitted because they are not applicable.
(1)	Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and David A. Spector, our Chief Investment Officer, are not included in this table as they are officers of the Company and thus receive no compensation for their services as Trustees. Mr. Kurland did not receive any compensation as an officer of the Company for Fiscal 2010 as shown in the “2010 Summary Compensation Table.” Mr. Spector did not receive any compensation as an officer of the Company for Fiscal 2010.
(2)	Represents fees earned in 2010.
(3)	Matthew Botein and Mark Wiedman are not considered to be independent Trustees under the NYSE listing standards and thus generally receive no cash compensation for their services as Trustees other than the one-time grant of 40,000 restricted share units to Mr. Botein at the time of his appointment to our Board. Of this amount, 30,000 restricted share units remained outstanding as of December 31, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, our Chief Financial Officer and our most highly-compensated executive officer as of December 31, 2010 (the “named executive officers”).

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to the management agreement. All of our named executive officers are employees of our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, the Compensation Committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our shareholders.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our named executive officers.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our equity incentive plan, grant our named executive officers certain equity-based awards, including options, restricted shares, restricted share units, unrestricted shares, LTIP units (a special class of partnership interests in our operating partnership) and other awards based on our shares. These awards are designed to align the interests of our named executive officers with those of our shareholders, by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our earnings to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incentivized to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Our equity incentive plan permits the granting of options to purchase common shares intended to qualify as incentive stock options under the Internal Revenue Code, or the Code, as well as options that do not qualify as incentive stock options under the Code. The exercise price of each option may not be less than 100% of the fair market value of our common shares on the date of grant. The Compensation Committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to named executive officers under our equity incentive plan. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. While the Compensation Committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices, as well as the recommendations of our Manager.

2010 Restricted Share Unit Grants

We granted our named executive officers restricted share units under our equity incentive plan on August 4, 2009 upon the completion of our initial public offering, in the following amounts: Mr. Kurland, 80,000 restricted share units; Ms. McCallion, 20,000 restricted share units; and Mr. Fartaj 2,400 restricted share units. On March 2, 2010, we granted Mr. Fartaj an additional 17,600 restricted share units at the time of his promotion to the position of Chief Investment Officer. We did not grant restricted share units to any other executive officers during Fiscal 2010. The restricted share units granted to our named executive officers vest ratably over a four-year period beginning on the one-year anniversary of the grant date. Once vested, the restricted share units will be settled in our common shares.

In determining the number of restricted share units granted to Mr. Fartaj in Fiscal 2010, we considered, among other factors, the recommendations of our Manager and the forfeiture of restricted share units by Mr. Fartaj’s predecessor, and we based the grant on an amount that, when taken together with the restricted share units granted to Mr. Fartaj upon the completion of our initial public offering, resulted in an aggregate number of restricted share units equal to that of certain of our other executive officers. The number and terms of the restricted share units granted to our executive officers at the time of the initial public offering were based on a review of precedent transactions that included initial public offerings of externally managed REITs, as well as our consideration of various other factors, such as the size of our initial public offering, the experience and positions of our named executive officers, and the recommendations of our underwriters in connection with our initial public offering.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Joel S. Marcus, Chairman
Clay A. Halvorsen
Stacey D. Stewart

2010 Summary Compensation Table

We do not provide any of our named executive officers with any cash compensation or bonus. Nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During the year ended December 31, 2010, we granted to one of our named executive officers long-term equity compensation in the form of restricted share units pursuant to our equity incentive plan. The “2010 Summary Compensation Table” below lists the annual compensation for our named executive officers relating to equity awards received from us in Fiscal 2010 and Fiscal 2009.

Name & Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Stanford L. Kurland Chairman of the Board and Chief Executive Officer	2010	—	—	—
	2009	575,676	—	575,676

Anne D. McCallion Chief Financial Officer and Treasurer	2010	—	—	—
	2009	143,919	—	143,919

Vandad Fartaj Chief Investment Officer	2010	211,772	—	211,772
	2009	27,050	—	27,050

*	The columns for “Salary,” “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)	The amounts reported reflect the full grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC TOPIC 718”), of the restricted share units granted to our named executive officers in Fiscal 2010 and Fiscal 2009 pursuant to our equity incentive plan.

2010 Grants of Plan-Based Awards

The following table provides information about our plan-based awards granted under our equity incentive plan to our named executive officers in 2010.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Equity Awards ($)(2)
Stanford L. Kurland Equity Incentive Plan Award	—	—	—
Anne D. McCallion Equity Incentive Plan Award	—	—	—
Vandad Fartaj Equity Incentive Plan Award	March 2, 2010	17,600	211,772

*	The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.
(1)	Reflects restricted share units granted to the named executive officer on March 2, 2010, which units vest in equal installments for a four-year period commencing on the one-year anniversary of the grant date. Prior to the vesting of a restricted share unit, such restricted share unit is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our equity incentive plan) or upon termination of the management agreement other than for cause (as defined in the management agreement), any restricted share unit that was not previously vested shall become fully vested. Once vested, the restricted share units will be settled in our common shares.
(2)	The value of a restricted share unit shown in this column is determined in accordance with FASB ASC TOPIC 718.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2010.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stanford L. Kurland	60,000	$1,089,000	—	—
Anne D. McCallion	15,000	$272,250	—	—
Vandad Fartaj	19,400	$352,110	—	—

*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)	Reflect restricted share units granted to Mr. Kurland and Ms. McCallion on August 4, 2009 and Mr. Fartaj on August 4, 2009 and March 2, 2010, which units vest in equal installments for a four-year period commencing on the one-year anniversary of the respective grant date.

2010 Options Exercised and Stock Vested

The following table sets forth certain information with respect to our named executive officers regarding options exercised and stock vested during Fiscal 2010.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stanford L. Kurland	20,000	$352,600
Anne D. McCallion	5,000	$88,150
Vandad Fartaj	600	$10,578

*	The columns for “Option Awards” have been omitted because they are not applicable.

2010 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2010 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

Potential Payments upon Termination of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

None of our named executive officers has the right to terminate employment and receive severance payments from us and we are not required to make payments to a named executive officer upon a change of control of us. However, all unvested restricted share units we have granted under our equity incentive plan will vest immediately upon our change of control (as defined in our equity incentive plan) or upon the termination of the management agreement between us and our Manager other than for cause (as defined in the management agreement). Assuming that the triggering event took place on December 31, 2010, the value of the vested restricted share units for each named executive officer would be the same as the respective values set forth in the second column of the table presented in the section entitled “2010 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent Trustees: Joel S. Marcus, Chairman, Clay A. Halvorsen and Stacey D. Stewart. None of them has ever served as an officer or employee of the Company or any of our affiliates or has any other business relationship or affiliation with the Company, except his or her service as a Trustee. During Fiscal 2010, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a Trustee or a member of our Compensation Committee.

Compensation Risks

We believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Because we have no employees, and our executive officers and other personnel who conduct our regular business are employees of our Manager or Servicer, we do not pay cash compensation to any of these officers or other personnel. Rather, we use long-term incentive compensation in the form of equity-based awards, which we issue under our equity incentive plan. The long-term incentive compensation awards are designed to align the interests of our officers and service providers with those of our shareholders, all of whom will share together in the creation of value through capital appreciation and dividends. We believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be less incentivized to take short-term risk and more incentivized to grow book value for shareholders over time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We are externally managed and advised by our Manager pursuant a management agreement executed in connection with our initial public offering. The management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to the management agreement, our Manager is entitled to a base management fee equal to 1.50% per annum, calculated and payable quarterly in arrears, of our shareholders’ equity. For purposes of calculating the base management fee, our “shareholders’ equity” means the sum of the net proceeds from any issuances of our equity securities since formation (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common shares (allocated on a pro rata daily basis for such repurchases during the fiscal quarter of any such repurchase), and less any unrealized gains, losses or other non-cash items that have impacted shareholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), regardless of whether such items are included in other comprehensive income or loss, or in net income. This amount excludes one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between our Manager and our independent Trustees and after approval by a majority of our independent Trustees.

Our Manager is also entitled to an incentive fee that is payable quarterly in arrears in an amount equal to 20% per annum of the dollar amount by which “core earnings,” on a rolling four-quarter basis and before the incentive fee, exceeds an 8% incentive fee hurdle rate, which is calculated as the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding (including, for the avoidance of doubt, restricted share units) in the four-quarter period and (2) 8%. For the initial four quarters following our initial public offering, core earnings is calculated on the basis of each of the previously completed quarters on an annualized basis. Core earnings for the initial quarter were calculated from the settlement date of our initial public offering on an annualized basis. Core earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, and less any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent Trustees and after approval by a majority of our independent Trustees. In addition, any amounts that we pay to our Manager and the underwriters relating to the conditional payment of the underwriting discount in connection with our initial public offering will be excluded from the calculation of core earnings. For purposes of calculating the incentive fee, to the extent we have a net loss in core earnings from a period prior to the rolling four-quarter period that has not been offset by core earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation until it has been fully offset.

Our Manager earned approximately $4.9 million in base management fees and $0 in incentive fees in Fiscal 2010.

Servicing Agreement

We have also entered into a loan servicing agreement with our Servicer pursuant to which our Servicer will provide primary servicing and special servicing for our portfolio of residential mortgage loans. The loan servicing to be provided by our Servicer will include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications and refinancings, foreclosures, short sales and financings to facilitate sales of real estate owned properties, or REOs.

Our Servicer is entitled to base servicing fees that are competitive with those charged by specialty servicers. Base servicing fees are calculated as a percentage of the unpaid principal balance of the mortgage loans, with the actual percentage being based on the risk characteristics of the loans in a particular pool. Such risk characteristics include market value of the underlying properties, creditworthiness of the borrowers, seasoning of the loans, degree of current and expected loan defaults, current loan-to-value ratios, borrowers’ payment history and debt-to-income levels. The base servicing fees range from 30 to 100 basis points per annum of the unpaid principal balance of such loans. The risk characteristics used in calculating the base servicing fee for a particular portfolio of loans are consistent with the assumptions used by our Manager in determining the bid for that portfolio.

Our Servicer is also entitled to certain customary market-based fees and charges, including boarding and de-boarding fees, disposition fees, assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial or escrow accounts. In the event our Servicer effects a refinancing of a loan on our behalf and not through a third party lender and the resulting loan is readily saleable, our Servicer is entitled to receive from us an origination fee of 1.0% of the unpaid principal balance of the loan plus $750. Similarly, when our Servicer originates a loan to facilitate the disposition of real estate that we have acquired through foreclosure, our Servicer is entitled to a fee in the same amount. In addition, to the extent we participate in the U.S. Treasury’s Home Affordable Modification Program (or other similar mortgage loan modification programs), or HAMP, which establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program, our Servicer will retain any incentive payments made to it and to which it is entitled in connection with our participation therein, provided, however, that with respect to any such incentive payments paid to our Servicer in connection with a mortgage loan modification for which we previously paid our Servicer a modification fee, our Servicer shall reimburse us an amount equal to the lesser of such modification fee and such incentive payments.

Our Servicer is also entitled to base servicing fees and other customary market-based fees and charges as described above in connection with our correspondent lending business. The base servicing fees range from 5 to 20 basis points per annum of the unpaid principal balance of such loans and are competitive with those charged by other servicers for newly originated mortgage loans. In addition, our Servicer provides us with certain mortgage banking services related to the correspondent lending business, including fulfillment and disposition related services. We pay our Servicer a fulfillment fee based on a percentage of the unpaid principal balance of the mortgage loans. The fulfillment fee for such services is currently 50 basis points. Commencing November 1, 2010, we began collecting interest income and a sourcing fee of three basis points for each mortgage loan we purchase from a correspondent and sell to our Servicer for ultimate disposition to a third party where we are not approved or licensed to sell to such third party.

Our Servicer earned approximately $1.7 million in base servicing fees and approximately $1.3 million in other customary market-based fees in Fiscal 2010.

Approval of Related Person Transactions

Our Code of Business Conduct and Ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and Trustees or the interests of the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related person or an immediate family member of such related person or with a company in which such a related person or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

Each of our Trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with the entire Board. We do not have a formal written policy for approval or ratification of such transactions, as all such transactions are evaluated on a case-by-case basis. If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

REPORT OF THE AUDIT COMMITTEE

Since the consummation of our initial public offering, the Audit Committee has been comprised entirely of independent Trustees. The Board has determined that all of the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and that Messrs. Hadley and Carnahan are Audit Committee financial experts within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the NYSE. The Audit Committee met six times in 2010. The Audit Committee has adopted a written charter outlining the practices it follows. The full text of the Audit Committee Charter is available for viewing on our website at www.pennymacmortgageinvestmenttrust.com. Any changes in the charter or key practices will be reflected on our website.

During 2010, at each of our meetings, the Audit Committee met with the Chief Financial Officer and our independent registered public accounting firm. The Audit Committee’s agenda is established by the Audit Committee’s chairman. The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with GAAP.

The Audit Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit Committee under the standards of Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit Committee received and discussed with our independent registered public accounting firm their annual written report on their independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit Committee recommended to our Board, and our Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for Fiscal 2010, filed with the SEC on March 7, 2010.

The foregoing report has been furnished by the current members of the Audit Committee:

The Audit Committee

Randall D. Hadley, Chairman
Scott W. Carnahan
Frank P. Willey

PROPOSAL I
ELECTION OF TRUSTEES

We are presenting a proposal to elect three (3) Class II Trustees, each for a term expiring at our 2014 annual meeting of shareholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR JOEL S. MARCUS, STACEY D. STEWART AND MARK WIEDMAN AS TRUSTEES TO SERVE UNTIL OUR 2014 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Joel S. Marcus, Stacey D. Stewart and Mark Wiedman as Class II Trustees, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2011.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2010, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2010.

Fees to Registered Public Accounting Firm for 2010

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2010 and Fiscal 2009, our first year of operations.

	2010	2009
Audit Fees(1)	$263,030	$188,791
Audit-Related Fees(2)	42,410	190,205
Tax Fees(3)	118,450	131,712
All Other Fees	—	—
Total	$423,890	$510,708

(1)	Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, and for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-Related Fees consist of fees for professional services provided for the review of our registration statement on Form S-3, including any amendments, and the issuance of comfort letters and consents in connection with SEC filings.
(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2010 in accordance with applicable SEC requirements. None of the services described above was approved by the Audit Committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the SEC.

The Audit Committee has pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte.

PROPOSAL III
ADVISORY (NON-BINDING) VOTE ON
EXECUTIVE COMPENSATION

We are presenting a proposal that gives shareholders the opportunity to endorse or not endorse our compensation program for named executive officers by voting for or against it. This proposal is required pursuant to Section 14A of the Exchange Act.

OUR BOARD OF TRUSTEES RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION PROGRAM:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any salaries or bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in growing dividends and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and achieve strong performance for our company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals who are incentivized to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

We encourage our shareholders to read the section in our Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

PROPOSAL IV
ADVISORY (NON-BINDING) VOTE ON THE
FREQUENCY OF THE EXECUTIVE COMPENSATION VOTE

We are presenting the following proposal, which gives shareholders the opportunity to advise us how often to include a proposal similar to Proposal III in our Proxy Statement. Specifically, we are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. This proposal is required pursuant to Section 14A of the Exchange Act.

OUR BOARD OF TRUSTEES RECOMMENDS AN ADVISORY (NON-BINDING) VOTE FOR HOLDING THE ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION PROGRAM EVERY THREE YEARS.

Supporting Statement

An advisory vote on executive compensation is very important, as it will provide a clear, simple means for us to obtain information on shareholder sentiment about our executive compensation and our executive compensation philosophy. We believe that an advisory vote every three years will be the most effective timeframe for our shareholders to judge performance and for us to assess the voting results, engage with shareholders to understand their sentiment and implement any changes to our compensation practices that we consider necessary and appropriate.

In addition, we believe a triennial vote generally aligns more closely with our executive compensation program, which is limited in terms of the type of executive compensation we award and has been designed to support long-term value creation by rewarding long-term performance with equity-based awards that vest over time. As described in greater detail above in the section entitled “Compensation Discussion and Analysis,” we believe our executive compensation program serves to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and long-term book value growth. Accordingly, we grant equity-based awards that vest over time to encourage our proxy officers to focus on long-term performance. We, therefore, recommend a triennial vote, which we believe is appropriate because of the limited scope of our executive compensation program and that would allow our executive compensation program to be evaluated over a time-frame in relation to our long-term performance.

For the reasons described above, we recommend that our shareholders select a frequency of three years, or a triennial vote. While our Board intends to carefully consider the shareholder votes resulting from this proposal and take them into consideration when making future decisions regarding our executive compensation vote, the final vote will not be binding on us and is advisory in nature.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2010, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Trustees and beneficial owners of more than ten percent of our common shares were complied with on a timely basis except as follows. Due to an administrative error, Mr. Carnahan failed to file on a timely basis one (1) Form 4 relating to the acquisition of 5,000 of our common shares on August 10, 2010. Mr. Carnahan subsequently reported the transaction in a Form 4 filing on August 16, 2010.

ACCESS TO FORM 10-K

On written request, we will provide, without charge to each record or beneficial holder of our common shares as of April 15, 2011, a copy of our Annual Report on Form 10-K for Fiscal 2010 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to Investor Relations, PennyMac Mortgage Investment Trust, 27001 Agoura Road, Third Floor, Calabasas, California 91301. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, Proxy Statements and other information with the SEC. We make these materials available on our website, www.pennymacmortgageinvestmenttrust.com, under “Financial Information/SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, Proxy Statements and other information concerning us may also be inspected at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PENNYMAC MORTGAGE INVESTMENT TRUST

95452

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF TRUSTEES, "FOR" ITEMS 2 AND 3 AND FOR EVERY 3 YEARS ON ITEM 4.

Please mark your votes as indicated in this example ☒

1. ELECTION OF CLASS II TRUSTEES

Nominees:
01 Joel S. Marcus
02 Stacey D. Stewart
03 Mark Weidman

FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____________________

	FOR	AGAINST	ABSTAIN
2. Vote to ratify Deloitte & Touche as our independent public accounting firm for 2011.	☐	☐	☐
3. Advisory (non-binding) vote for the resolution approving executive compensation.	☐	☐	☐

Management recommends a vote for Shareholder approval every 3 years.

	1 year	2 years	3 years	Abstain
4. Advisory (non-binding) vote on the frequency of the executive compensation vote.	☐	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date __________

You can now access your PennyMac Mortgage Investment Trust account online.

Access your PennyMac Mortgage Investment Trust account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for PennyMac Mortgage Investment Trust, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2011 Annual Meeting of Shareholders. The proxy statement and the 2010 annual report to security holders are available at: **http://www.pennymacmortgageinvestmenttrust.com**

▼ FOLD AND DETACH HERE ▼

PROXY

PENNYMAC MORTGAGE INVESTMENT TRUST

2011 Annual Meeting of Shareholders – May 17, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY

The undersigned hereby appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Shareholders of the company to be held May 17, 2011 or at any adjournment or postponement thereof, with all powers the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

95452